UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2012

EMC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-9853	No. 04-2680009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, MA		01748
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (508) 435-1000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

EMC Corporation’s Annual Meeting of Shareholders was held on May 1, 2012. There was no solicitation in opposition to management’s nominees as listed in EMC’s proxy statement, and all such nominees were elected directors for a one-year term. The shareholders ratified the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2012 and provided advisory approval of EMC’s executive compensation. The results of the votes for each of these proposals were as follows:

1.	Election of Directors:

	For	Against	Abstain	Broker Non-Votes
Michael W. Brown	1,426,316,883	43,721,535	2,846,600	258,818,186
Randolph L. Cowen	1,437,015,869	33,007,387	2,861,762	258,818,186
Gail Deegan	1,447,701,084	22,478,865	2,705,069	258,818,186
James S. DiStasio	1,452,770,827	17,249,839	2,864,352	258,818,186
John R. Egan	1,454,106,369	15,961,919	2,816,730	258,818,186
Edmund F. Kelly	1,463,149,875	6,797,416	2,937,727	258,818,186
Windle B. Priem	1,412,497,834	57,430,546	2,956,638	258,818,186
Paul Sagan	1,439,760,741	30,272,815	2,851,462	258,818,186
David N. Strohm	1,430,618,246	39,403,872	2,862,900	258,818,186
Joseph M. Tucci	1,412,046,446	59,622,165	1,216,407	258,818,186

2.	Ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2012:

For:	1,682,386,381
Against:	46,002,133
Abstain:	3,314,690
Broker Non-Votes:	0

3.	Advisory approval of EMC’s executive compensation:

For:	1,418,447,649
Against:	49,871,795
Abstain:	4,565,574
Broker Non-Votes:	258,818,186

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

Date: May 2, 2012